UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2007

Puda Coal, Inc.
(Exact name of registrant as specified in its charter)

333-85306
(Commission File Number)

Florida	65-1129912
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

426 Xuefu Street, Taiyuan, Shanxi Province,
The People’s Republic of China
(Address of principal executive offices, with zip code)

011 86 351 228 1302
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 6, 2007, Shanxi Puda Coal Group Co. (“Shanxi Coal”) entered into an Asset Exchange Agreement with Lingshi Jinliao Coal & Chemical Co. Ltd. (“Lingshi Coal & Chemical”). Pursuant to the Asset Exchange Agreement, Shanxi Coal agrees to acquire all the assets of a coal washing plant of Lingshi Coal & Chemical located in Lingshi County, Shanxi Province of China, which has an annual coal washing capacity of 1.2 million tons and a book value of RMB 57 million (approximately $7.4 million). In exchange, Lingshi Coal & Chemical will receive RMB 45.5 million (approximately $5.9 million) in cash from Shanxi Coal and all the assets of a coal washing plant of Shanxi Coal located in Liulin County of the same province, which has an annual coal washing capacity of 400,000 ton and a book value of RMB 11.5 million (approximately $1.5 million). A copy of the Asset Exchange Agreement is filed as Exhibit 10.1 to this report and is incorporated herein in its entirety.  The description of the terms and conditions of the Asset Exchange Agreement herein is modified and supplemented by such reference.

Both parties represent in the Asset Exchange Agreement that none of the assets exchanged under this agreement is subject to any lien, mortgage or other encumbrance. As agreed upon by the parties, the transfer of assets should occur within ten days after the execution, and Shanxi Coal should pay Lingshi Coal & Chemical RMB 45.5 million in cash within three days after the completion of the transfer of assets. Any party who delays in the performance of the Asset Exchange Agreement is required to pay the other party a cash amount of 0.5% of the total cash consideration as damage for each day that the performance is delayed. The transfer of assets contemplated by the Asset Exchange Agreement has not completed as of the date of this report.

None of Puda Coal, Shanxi Coal and their affiliates has any material relationship with Lingshi Coal & Chemical other than in respect of the Asset Exchange Agreement.

Puda Coal does not have a direct equity interest in Shanxi Coal, however, Shanxi Coal is included in the consolidated financial statements of Puda Coal because, through a series of operating, consulting and licensing agreements among Shanxi Putai Resources Limited (a wholly owned subsidiary of Puda Coal), Shanxi Coal and Shanxi Coal’s owners, Zhao Ming and Zhao Yao, Puda Coal manages and controls the operations of Shanxi Coal and receives the economic benefits of Shanxi Coal and incur the risks derived from Shanxi Coal’s operations.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

The exhibit listed in the following Exhibit Index is filed as part of this report.

Exhibit No.	Description

10.1	Asset Exchange Agreement, dated June 6, 2007, between the Shanxi Coal and Lingshi Coal & Chemical.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUDA COAL, INC.

Date: June 12, 2007	By:	/s/ Ming Zhao
Ming Zhao
Chief Executive Officer